Altra Reports Third-Quarter 2014 Results
Achieved 16.0% Year over Year Revenue Growth
Returned Over $21 Million to Shareholders Year to Date
BRAINTREE, Mass., October 24, 2014 -- Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the third quarter ended September 30, 2014.
Financial Highlights

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Third-quarter 2014 net sales were $202.5 million, compared with $175.4 million in the third quarter of 2013, an increase of 16.0%. Excluding the impact of the Svendborg and Guardian acquisitions, third-quarter sales were $178.6 million, an increase of 1.8% from the same quarter of 2013.

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Third-quarter net income was $6.9 million, or $0.25 per diluted share, compared with $10.5 million, or $0.39 per diluted share, in the third quarter of 2013. Non-GAAP net income in Q3 2014 increased to $12.2 million, or $0.45 per diluted share, from $10.8 million, or $0.40 per diluted share, a year ago.*

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During the quarter ended September 30, 2014, the Company recognized a discrete tax expense of approximately $3.8 million, of which approximately $2.4 million relates to expected cash tax payments, relating to a reorganization of its foreign subsidiaries reporting ownership. This reorganization is expected to result in the reduction of Altra’s tax rate by 100 to 150 basis points beginning in the fourth quarter of 2014.

•	The Company purchased $9.9 million in Altra stock, or approximately 301,000 shares, during the third quarter through its $50 million repurchase program, which expires at the end of 2016.

•	The Company initiated a European restructuring plan and incurred approximately $1.6 million of expense, primarily from head count reductions in the quarter ended September 30, 2014.

•	Reconciliation of Non-GAAP Net Income*:

	Quarter Ended	Year to date ended	Quarter Ended	Year to date ended
	September 30, 2014		September 28, 2013
Net income attributable to Altra Industrial Motion Corp.	6,946	31,108	10,501	33,070

Restructuring costs	1,643	1,643	97	655
Amortization of inventory fair value adjustment	113	2,264	—	—
European workers compensation claim	355	355	—	—
Acquisition related expenses	18	899	282	365
Tax impact of above adjustments	(592)	(1,548)	(125)	(319)
Tax impact of foreign reorganization	3,758	3,758	—	—
Non-GAAP net income*	$12,241	$38,479	$10,755	$33,771
Non-GAAP diluted earnings per share*	$0.45	$1.41	$0.40	$1.26

Management Comments
"Our solid third-quarter performance met our expectations, even as we faced headwinds from discrete healthcare related costs and the weaker than expected European economy," said Carl Christenson, Altra's Chairman and CEO. “Most of our end markets continued to demonstrate good demand in the quarter. We again generated strong cash flow, which has enabled Altra to return over $21 million to shareholders through quarterly dividends and our stock repurchase program through the first nine months of the year.”

Business Outlook
"Our various corporate initiatives, including strategic pricing, the ramp-up of the China facility and our improvement of underperforming businesses, remain on track,” said Christenson. “We have completed the integration of SAP at all of the target sites, and we are excited about the investments we are making in new business activities. We also have made a significant investment in the reorganization of our foreign subsidiaries reporting structure in order to reduce our ongoing tax rate by 100 to 150 basis points, beginning in the fourth quarter. However, given the deteriorating economic environment in Europe and prolonged higher medical claims costs, we are narrowing our EPS guidance for 2014 to the lower end of our range.”
Altra is narrowing its revenue guidance for 2014 to the range of $815 to $825 million. The Company also is narrowing its non-GAAP diluted EPS guidance for 2014 to $1.75 to $1.80. As a result of the foreign subsidiary reorganization, the Company now expects its tax rate for the full year to be approximately 30% to 32% before discrete items. Altra also expects capital expenditures in the range of $23 to $25 million and depreciation and amortization in the range of $32 to $33 million.*
The Company will host an investor conference call to discuss its third-quarter financial results today, October 24, 2014, at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under "Events & Presentations" in the "Investor Relations" section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on October 24, through midnight on November 7, 2014. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13593516). A webcast replay also will be available at www.altramotion.com.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amount	September 30, 2014		September 28, 2013		September 30, 2014		September 28 2013
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$202,520		$175,443		$627,856		$541,688
Cost of sales	140,187		121,785		437,257		378,112
Gross profit	$62,333		$53,658		$190,599		$163,576
Gross profit as a percent of net sales	30.8%		30.6%		30.4%		30.2%
Selling, general & administrative expenses	39,067		31,672		117,828		96,742
Research and development expenses	3,818		3,002		11,719		9,150
Restructuring Charges	1,643		97		1,643		655
Income from operations	$17,805		$18,887		$59,409		$57,029
Income from operations as a percent of net sales	8.8%		10.8%		9.5%		10.5%
Interest expense, net	3,000		2,567		8,991		7,830
Other non-operating expense (income), net	(313)		686		446		783
Income before income taxes	15,118		15,634		49,972		48,416
Provision for income taxes	$8,170		$5,176		$18,843		$15,423
Income tax rate	54.0%		33.1%		37.7%		31.9%
Net income	6,948		10,458		31,129		32,993
Net loss (income) attributable to non-controlling interest	(2)		43		(21)		77
Net income attributable to Altra Industrial Motion Corp.	6,946		10,501		31,108		33,070

Weighted Average common shares outstanding
Basic	26,648		26,780		26,785		26,750
Diluted	27,334		26,836		27,557		26,852

Net income per share
Basic	$0.26		$0.39		$1.16		$1.24
Diluted	$0.25		$0.39		$1.13		$1.23

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$17,805		$18,887		$59,409		$57,029

Restructuring costs	1,643		97		1,643		655
Amortization of inventory fair value adjustment	113		—		2,264		—
European workers compensation claim	355				355
Acquisition related expenses	18		282		899		365
Non-GAAP income from operations *	$19,934		$19,266		$64,570		$58,049

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	6,946		10,501		31,108		33,070

Restructuring costs	1,643		97		1,643		655
Amortization of inventory fair value adjustment	113		—		2,264		—
European workers compensation claim	355		—		355		—
Acquisition related expenses	18		282		899		365
Tax impact of above adjustments	(592)		(125)		(1,548)		(319)
Tax impact of foreign reorganization	3,758		—		3,758		—
Non-GAAP net income *	$12,241		$10,755		$38,479		$33,771

Non-GAAP diluted earnings per share *	$0.45	(1)	$0.40	(2)	$1.41	(3)	$1.26	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 27.8% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 33.1% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.0% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.3% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	September 30, 2014	December 31, 2013
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$42,994	$63,604
Trade receivables, net	117,872	109,084
Inventories	135,383	143,665
Deferred income taxes	9,821	9,754
Asset held for sale	573	—
Income tax receivable	1,918	5,032
Prepaid expenses and other current assets	8,195	18,066
Total current assets	316,756	349,205
Property, plant and equipment, net	152,776	157,535
Intangible assets, net	115,530	118,768
Goodwill	104,653	104,339
Deferred income taxes	894	934
Other non-current assets, net	4,188	4,895
Total assets	$694,797	$735,676

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$43,914	$51,180
Accrued payroll	24,194	23,983
Accruals and other current liabilities	38,649	34,979
Deferred income taxes	44	44
Income tax payable	4,088	12,963
Current portion of long-term debt	14,532	16,924
Total current liabilities	125,421	140,073
Long-term debt, less current portion and net of unaccreted discount	237,062	261,348
Deferred income taxes	53,822	53,813
Pension liabilities	7,565	8,025
Long-term taxes payable	762	1,038
Other long-term liabilities	844	1,055
Redeemable non-controlling interest	979	991
Total stockholders' equity	268,342	269,333
Total liabilities, non-controlling interest and stockholders' equity	$694,797	$735,676

Reconciliation to operating working capital:
Trade receivables, net	117,872	109,084
Inventories	135,383	143,665
Accounts payable	$(43,914)	$(51,180)
Operating working capital *	209,341	201,569

	Year to Date Ended
	September 30, 2014	September 28, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$31,129	$32,993
Adjustments to reconcile net income to net cash flows:
Depreciation	17,238	16,047
Amortization of intangible assets	6,884	4,882
Amortization of deferred financing costs	699	646
Loss on foreign currency, net	461	593
Amortization of inventory fair value adjustment	2,264	—
Accretion of debt discount, net	2,527	2,331
Loss on disposal of fixed assets	195	—
Provision for deferred taxes	1,350	—
Stock based compensation	2,633	2,397
Changes in assets and liabilities:
Trade receivables	(11,452)	(8,756)
Inventories	5,276	3,451
Accounts payable and accrued liabilities	(6,682)	9,197
Other current assets and liabilities	9,704	254
Other operating assets and liabilities	(188)	(1,866)
Net cash flows from operating activities	62,038	62,169
Cash flows from investing activities
Purchase of property, plant and equipment	(16,464)	(14,361)
Proceeds from sale of land	274	—
Acquisition of Guardian, net of $2.0 million cash acquired	(15,092)	—
Net cash flows from investing activities	(31,282)	(14,361)
Cash flows from financing activities
Payments on Term Loan Facility	(21,478)	(3,750)
Payments on Revolving Credit Facility	(9,190)	(54,304)
Dividend payments	(8,644)	(4,852)
Proceeds from Equipment and Working Capital Notes	2,245	3,550
Payments of Equipment and Working Capital Notes	(1,028)	(1,100)
Borrowing under Revolving Credit Facility	5,000	—
Shares surrendered for tax withholdings	(1,447)	(1,166)
Payments on mortgages and other debt	(435)	(540)
Common stock repurchase under share repurchase program	(12,816)	—
Net cash flows from financing activities	(47,793)	(62,162)
Effect of exchange rate changes on cash and cash equivalents	(3,573)	(528)
Net change in cash and cash equivalents	(20,610)	(14,882)
Cash and cash equivalents at beginning of year	63,604	85,154
Cash and cash equivalents at end of period	$42,994	$70,272

Reconciliation to free cash flow:
Net cash flows from operating activities	62,038	62,169
Purchase of property, plant and equipment	(16,464)	(14,361)

Free cash flow *	$45,574	$47,808

About Altra Industrial Motion Corp.
Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 11 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.
The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.
* Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.
Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.
Forward-Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on corporate initiatives, strategic pricing, the ramp-up of its China facility, and improvement of underperforming businesses, the Company's views and assessment of end market conditions and industrial demand, the impact of certain future costs and the impact of the Company’s restructuring activities on earnings, the Company’s expectations about the tax impact of its restructuring activities, the Company's unaudited 2014 financial information, and the Company's guidance for full year 2014.
In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer, Lamiflex, Svendborg and Guardian acquisitions and integration and other acquisitions, (25) risks associated with the Company's investment in a new manufacturing facility in China, (26) risks associated with certain minimum purchase agreements we have with suppliers, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with the potential dilution of our common stock as a result of our convertible notes, (30) risks associated with our exposure to renewable energy markets, (31) risks related to regulations regarding conflict minerals, and (32) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
CONTACT:

Altra Industrial Motion Corp.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com